EXHIBIT  23.2

                            JOHN JENKS - P.GEO. (BC)
                               2780 - 25th Ave. NE
                          Salmon Arm, British Columbia
                                 Canada, V1E 3C7

                          (TEL and FAX:  250-832-6346)



June  9,  2003

Stanford  Management  Ltd.
420  -  625  Howe  Street
Vancouver,  British  Columbia
Canada,  V6C  2T6


ATTENTION:     MR.  GLEN  MACDONALD
          President  and  Director

Dear  Mr.  Macdonald:

Re:     Preliminary  Geological  Evaluation
        The  SF  claims  -  Tulameen  Mining  Division
        Coalmont  area,  British  Columbia

I hereby give my consent to the use of the above noted preliminary geological evaluation report prepared by me on May 27, 2001 to be included in your company's filing of a Form SB-2 with the United States Securities and Exchange Commission.

Sincerely  yours;


/s/  "John  Jenks"

John  Jenks,  P.  Geo.